                                                                    EXHIBIT 1.1


                        MICHIGAN CONSOLIDATED GAS COMPANY

                            (A MICHIGAN CORPORATION)


                                 DEBT SECURITIES


                               PURCHASE AGREEMENT


                                                                 JUNE 18, 1998


SALOMON BROTHERS INC
A. G. EDWARDS & SONS, INC.
c/o Salomon Brothers Inc
Seven World Trade Center
New York, New York  10048

Ladies and Gentlemen:

         Michigan Consolidated Gas Company (the "Company"), a Michigan corporation, confirms its agreement (this "Agreement") with Salomon Brothers Inc and each of the other Underwriters named in Schedule II hereto (collectively, the "Underwriters", which term shall also include any underwriter substituted as hereinafter provided in Section 10 hereof), for whom Salomon Brothers Inc and A.G. Edwards & Sons, Inc. are acting as representatives (in such capacity, the "Representatives") with respect to the issue and sale by the Company and the purchase by the Underwriters, acting severally and not jointly, of the principal amount set forth in Schedule II of $75,000,000 aggregate principal amount of the Company's Resetable MAndatory Putable/remarketable Securities ("MAPS(sm)") due June 30, 2038 (the "Securities"). The Securities will be issued by the Company under its Indenture, dated as of June 1, 1998 (the "Indenture"), between the Company and Citibank, N.A., as trustee (the "Trustee"), which will be secured by the concurrent issuance and delivery to the Trustee of the Company's First Mortgage Bonds, Collateral Series A (the "COLLATERAL BONDS"), issued under and ratably secured by the Indenture of Mortgage and Deed of Trust dated as of March 1, 1944 (the "ORIGINAL SECURED INDENTURE"), as supplemented and amended by thirty-five indentures supplemental thereto, including specifically the Twenty-ninth Supplemental Indenture, and the Thirty-fifth Supplemental Indenture creating the series in which the Collateral Bonds are to be issued (the "THIRTY-FIFTH

SUPPLEMENTAL INDENTURE") (the Original Secured Indenture and all supplemental indentures thereto being referred to collectively herein as the "Secured Indenture"), in a principal amount equal to that of and having other terms that mirror those of the Securities. The Company proposes to sell to the Underwriters Securities of the designation, with the terms and the aggregate principal amount specified in Schedule I hereto.

         The Company has filed with the Securities and Exchange Commission (the "COMMISSION") a registration statement on Form S-3 (No. 333-56333) covering the registration of debt securities of the Company, including the Securities, under the Securities Act of 1933, as amended (the "1933 ACT") including the related preliminary prospectus or prospectuses, and the offering thereof from time to time in accordance with Rule 415 of the rules and regulations of the Commission under the 1933 Act (the "1933 ACT REGULATIONS") and the Company has have filed such post-effective amendments thereto as may be required prior to the execution of this Agreement. Such registration statement, as so amended, has been declared effective by the Commission. Such registration statement, as so amended, including the exhibits and schedules thereto, if any, and the information, if any, deemed to be a part thereof pursuant to Rule 430A(b) of the 1933 Act Regulations (the "RULE 430a INFORMATION") or Rule 434(d) of the 1933 Act Regulations (the "RULE 434 INFORMATION"), is referred to herein as the "REGISTRATION STATEMENT"; and the final prospectus and the prospectus supplement relating to the offering of the Securities, are collectively referred to herein as the "Prospectus"; provided, however, that all references to the "Registration Statement" shall be deemed to include all documents incorporated therein by reference pursuant to the Securities Exchange Act of 1934, as amended (the "1934 ACT"), prior to the execution of this Agreement; provided, further, that if the Company files a registration statement with the Commission pursuant to Section 462(b) of the 1933 Act Regulations (the "RULE 462(b) REGISTRATION STATEMENT"), then after such filing, all references to "Registration Statement" shall be deemed to include the Rule 462(b) Registration Statement; and provided, further, that if the Company elects to rely upon Rule 434 of the 1933 Act Regulations, the term "PROSPECTUS" shall refer to the final or preliminary prospectus and the applicable term sheet (a "TERM SHEET") and all references in this Agreement to the date of such Prospectus shall mean the date of the applicable Term Sheet. A "preliminary prospectus" shall be deemed to refer to any prospectus used before the registration statement became effective and any prospectus that omitted, as applicable, the Rule 430A Information, the Rule 434 Information or other information to be included upon pricing in a form of prospectus filed with the Commission pursuant to Rule 424(b) of the 1933 Act Regulations, that was used after such effectiveness and prior to the execution and delivery of this Agreement. For purposes of this Agreement, all references to the Registration Statement, any preliminary prospectus, the Prospectus or any Term Sheet or any amendment or supplement to any of the foregoing shall be deemed to include the electronically transmitted copy thereof filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system ("EDGAR").

         All references in this Agreement to financial statements and schedules and other information which is "contained," "included" or "stated" in the Registration Statement, any preliminary prospectus) or the Prospectus (or other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which is incorporated by reference in the Registration Statement, any preliminary prospectus or the Prospectus, as the case may be; and all references in this Agreement to amendments or supplements to the Registration Statement, any preliminary prospectus or the Prospectus shall be deemed to mean and include the filing of any document under the 1934 Act which is incorporated by reference in the Registration Statement, such preliminary prospectus or the Prospectus, as the case may be.

         SECTION 1.  Representations and Warranties.

         (a) The Company represents and warrants to each Underwriter that:

                  (i) No stop order suspending the effectiveness of the Registration Statement or any Rule 464(b) Registration Statement has been issued under the 1933 Act and no proceeding for that purpose has been instituted or are pending or, to the knowledge of the Company, are contemplated by the Commission, and any request on the part of the Commission for additional information has been complied with.

                  (ii) The Company meets the requirements for the use of Form S-3 under the 1933 Act. Each of the Registration Statement and any Rule 462(b) Registration Statement has become effective under the 1933 Act. At the respective times the Registration Statement, any Rule 462(b) Registration Statement and any post-effective amendments thereto (including the filing of the Company's most recent Annual Report on Form 10-K with the Commission) became effective and as of the date hereof, the Registration Statement, any Rule 462 Registration Statement and any amendments or supplements thereto complied and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and the Trust Indenture Act of 1939, as amended (the "1939 ACT"), and the rules and regulations of the Commission under the 1939 Act (the "1939 ACT REGULATIONS") and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. Neither the Prospectus nor any amendments or supplements thereto, at the time that the Prospectus or any such amendment or supplement was issued and at the Closing Date, included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. If the Company elects to rely upon Rule 434 of the 1933 Act Regulations, the Company will comply with the requirements of Rule 434. Notwithstanding the foregoing, the representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement or the Prospectus made in reliance upon and in conformity with information furnished to the Company in writing by any Underwriter through Salomon Brothers Inc expressly for use in the Registration Statement or the Prospectus.

                  Each preliminary prospectus and prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the 1933 Act, complied when so filed in all material respects with the 1933 Act Regulations and each preliminary prospectus and the Prospectus delivered to the Underwriters for use in connection with the offering of the Securities will, at the time of such delivery, be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

                 (iii) The documents incorporated or deemed to be incorporated by reference in the Registration Statement and the Prospectus, at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the 1934 Act, and the rules and regulations of Commission thereunder (the "1934 Act Regulations"), and, when read together with the other information in the Prospectus, at the time the Registration Statement became effective, at the time the Prospectus was issued and on the Closing Date, did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were or are made, not misleading.

                  (iv) The accountants who certified the financial statements and supporting schedules included or incorporated by reference in the Registration Statement and the Prospectus are independent public accountants as required by the 1933 Act and the 1933 Act Regulations.

                  (v) The financial statements of the Company included or incorporated by reference in the Registration Statement and the Prospectus, together with the related schedules and notes, present fairly the financial position of the Company and its consolidated subsidiaries at the dates indicated and the statements of operations, stockholders' equity and cash flows of the Company and its consolidated subsidiaries for the periods specified. Such financial state ments have been prepared in conformity with generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods involved. The supporting schedules, if any, included or incorporated by reference in the Registration Statement and the Prospectus present fairly in accordance with GAAP the information required to be stated therein. The ratio of earnings to fixed charges included in the Prospectus has been calculated in compliance with Item 503(d) of Regulation S-K of the Commission. The selected financial information and the summary financial data included in the Prospectus present fairly the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included in the Registration Statement.

                  (vi) Since the respective dates as of which information is given in the Registration Statement and the Prospectus, and except as otherwise stated therein, (A) there has been no material adverse change and no development which could reasonably be expected to result in a material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries, considered as one enterprise (a "MATERIAL ADVERSE EFFECT"), whether or not arising in the ordinary course of business, (B) there have been no transactions entered into by the Company or any of its subsidiaries, other than those arising in the ordinary course of business, which are material with respect to the Company and its subsidiaries, considered as one enterprise, (C) except for regular quarterly dividends on the Company's common stock in amounts per share that are consistent with past practice or the applicable charter document or supplement thereto, respectively, there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

                  (vii) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Michigan, with corporate power and authority to own, lease and operate its properties and to conduct its business as presently conducted and as described in the Prospectus and to enter into and perform its obligations under, or as contemplated under, this Agreement. The Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or be in good standing would not, singly or in the aggregate, have a Material Adverse Effect.

                  (viii) Each subsidiary of the Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own, lease and operate its properties and to conduct its business as presently conducted and as described in the Prospectus, and is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or be in good standing would not, singly or in the aggregate, have a Material Adverse Effect. Except as otherwise stated in the Registration Statement and the Prospectus, all of the issued and outstanding shares of capital stock of each subsidiary of the Company have been duly authorized and validly issued, are fully paid and non-assessable and all such shares are owned by the Company, directly or through its subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity. None of the outstanding shares of capital stock of the subsidiaries was issued in violation of preemptive or other similar rights arising by operation of law, under the charter or by-laws of any subsidiary or under any agreement to which the Company or any subsidiary is a party, or otherwise.

                    (ix) The shares of issued and outstanding capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable; none of the outstanding shares of capital stock of the Company was issued in violation of the preemptive or other similar rights arising by operation of law, under the charter or by-laws of the Company, under any agreement to which the Company or any of its subsidiaries is a party or otherwise.

                     (x) This Agreement has been duly authorized, executed and delivered by the Company.

                    (xi) The Securities have been duly authorized for issuance and sale pursuant to this Agreement and at the Closing Date, will have been duly executed by the Company and, when authenticated in the manner provided for in the Indenture and delivered by the Company against payment of the purchase price therefor, will constitute legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms except to the extent that enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally or by general principles of equity (regardless of whether enforcement is considered in a proceeding at law or in equity) (the "BANKRUPTCY EXCEPTIONS"). The Securities will be in the form contemplated by, and entitled to the benefits of, the Indenture and conform in all material respects to the description thereof contained in the Prospectus and will be in substantially the form filed or incorporated by reference, as the case may be, as an exhibit to the Registration Statement.

                  (xii) The Collateral Bonds have been duly authorized for issuance and delivery to the Trustee, and at the Closing Date will have been duly executed by the Company and, when authenticated in the manner provided for in the Secured Indenture and delivered by the Company as security for the Securities, will constitute legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms except to the extent that enforcement thereof may be limited by the Bankruptcy Exceptions. The Collateral Bonds will be in the form contemplated by, and entitled to the benefits of, the Secured Indenture and conform in all material respects to the description thereof contained in the Prospectus and will be substantially in the form filed or incorporated by reference, as the case may be, as an exhibit to the Registration Statement.

                  (xiii) The Indenture has been duly and validly authorized, executed and delivered by the Company and qualified under the 1939 Act and constitutes a valid and legally binding instrument, enforceable against the Company in accordance with its terms except to the extent that the enforcement thereof may be limited by the Bankruptcy Exceptions; the Indenture conforms in all material respects to the description thereof contained in the Prospectus and will be in substantially the form filed or incorporated by reference, as the case may be, as an exhibit to the Registration Statement.

                  (xiv) The issuance and delivery by the Company of the Collateral Bonds to the Trustee constitute a sale by the Company of the Collateral Bonds to the Trustee as of the Closing Date or, if not a sale, the grant by the Company to the Trustee of a perfected security interest in the Collateral Bonds for the benefit of the holders of the Senior Notes.

                  (xv) The Secured Indenture constitutes a legally valid and direct enforceable first mortgage lien, except as the same may be limited by the laws of the State of Michigan (where all of the property covered thereby is located) affecting the remedies for the enforcement of the security provided for therein, which laws do not make inadequate the remedies necessary for the realization of the benefits of such security, or as the same may be limited by the Bankruptcy Exceptions, upon substantially all of the Company's properties and franchises, now owned or hereafter acquired, free from all prior liens, charges or encumbrances, except as set forth in subparagraph xxiii below, and in the case of property hereafter acquired, any thereof existing at the time of acquisition.

                  (xvi) None of the Company or any of its subsidiaries is in violation of its charter or by-laws or in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, note, lease, loan or credit agreement or any other agreement or instrument to which the Company or any of its subsidiaries is a party or by which any of them may be bound, or to which any of the property or assets of the Company or any of its subsidiaries is subject, or in violation of any applicable law, rule or regulation or any judgment, order, writ or decree of any government, governmental instrumentality or court, domestic or foreign, having jurisdiction over the Company or any of its subsidiaries or any of their respective properties or assets, which violation or default would, singly or in the aggregate, have a Material Adverse Effect.

                  (xvii) The execution, delivery and performance by the Company of this Agreement, the Mandatory Tender Remarketing Agreement, to be dated as of the Closing Date, between the Company and Salomon Brothers Inc, as remarketing agent with respect to the Securities (the "Mandatory Tender Remarketing Agreement"), the Reset Remarketing Agreement, to be dated as of the Closing Date, between the Company and Salomon Brothers Inc as reset remarketing agent with respect to the Securities (the "Reset Remarketing Agreement" and, together with the Mandatory Tender Remarketing Agreement, the "Remarketing Agreements"); the execution, delivery and performance by the Company of the Indenture, the Securities, the Thirty-fifth Supplemental Indenture to the Original Secured Indenture, the Collateral Bonds and any other agreement or instrument entered into or issued or to be entered into or issued by the Company in connection with the transactions contemplated hereby or thereby; and the consummation of the transactions contemplated herein and therein and in the Registration Statement and the Prospectus (including the issuance and sale of the Securities and the issuance and pledge of the Collateral Bonds, and the use of the proceeds from the sale of the Securities as described in the Prospectus under the caption "Use of Proceeds"); and compliance by the Company with its obligations hereunder and thereunder have been duly authorized by all necessary corporate action and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which any of them may be bound (other than the lien of the Indenture), or to which any property or assets of the Company or any subsidiary thereof is subject (except for such conflicts, breaches or defaults or liens, charges or encumbrances that would not, singly or in the aggregate, result in a Material Adverse Effect), nor will such action result in any violation of the provisions of the charter of by-laws of the Company or any of its subsidiaries or any applicable law, statute, rule or regulation, judgment, order, writ or decree of any government, governmental instrumentality or court, domestic or foreign, having jurisdiction over the Company or any of its subsidiaries or any of their respective property, assets or operations.

                  (xviii) On the Closing Date, the Remarketing Agreements will have been validly authorized, executed and delivered by the Company and will constitute a valid and legally binding instrument, enforceable against the Company in accordance with its terms except to the extent that the enforcement thereof may be limited by the Bankruptcy Exceptions.

                  (xix) No labor dispute with the employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company, is imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its or any of its subsidiary's principal suppliers, manufacturers, customers or contractors which, in either case, may reasonably be expected to result in a Material Adverse Effect.

                  (xx) There is no action, suit, proceeding, inquiry or investigation before or by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, threatened against or affecting the Company or any of its subsidiaries which is required to be disclosed in the Registration Statement and the Prospectus (other than as disclosed therein), or which might reasonably be expected to, singly or in the aggregate, result in a Material Adverse Effect, or which might be reasonably expected to materially and adversely affect the assets, properties or operations thereof or the consummation of the transactions contemplated by this Agreement, or the Remarketing Agreements or the performance by the Company of its obligations hereunder and thereunder; and the aggregate of all pending legal or governmental proceedings to which the Company or any subsidiary thereof is a party or of which any of their respective properties or operations is the subject which are not described in the Registration Statement and the Prospectus, including ordinary routine litigation incidental to the business, could not reasonably be expected to, singly or in the aggregate, result in a Material Adverse Effect.

                  (xxi) There are no contracts or documents which are required to be described in the Registration Statement, the Prospectus or the documents incorporated by reference therein or to be filed as exhibits thereto which have not been so described and/or filed as required.

                  (xxii) No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency, domestic or foreign, is necessary or required for the performance by the Company of its obligations hereunder, in connection with (a) the offering, issuance or sale of the Securities under this Agreement,
(b) the issuance and delivery to the Trustee of the Collateral Bonds, or (c) the consummation of the transactions contemplated by this Agreement, the Indenture and the Remarketing Agreements, except such as have been already obtained or as may be required under the 1933 Act or the 1933 Act Regulations or foreign or state securities or blue sky laws.

                  (xxiii) The Company has good and marketable title to the properties specifically described in and conveyed by the Secured Indenture (except such property as may have been disposed of or released from the lien thereof in accordance with the terms thereof) subject only to the lien of the Secured Indenture, to permissible encumbrances, as defined in the Secured Indenture, as to property acquired by the Company subsequent to the execution of the Original Secured Indenture, to any liens existing thereon or purchase money liens placed thereon at the time of such acquisition as permitted by the Secured Indenture, and to certain other reservations, rights of grantors under revocable permits, easements, licenses, zoning laws and ordinances and restrictions and minor defects or irregularities of title which do not materially impair the use of the property affected thereby in the operation of the business of the Company; the Company and its subsidiaries have good and marketable title to all personal property owned by them, in each case free and clear of all liens, encumbrances and defects except the liens of the Secured Indenture and such liens, encumbrances and defects as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and its subsidiaries; and any real property and buildings held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as do not interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries; the pipeline, distribution main and underground gas storage easements enjoyed by the Company and its subsidiaries are valid, subsisting and enforceable easements with such exceptions as do not materially interfere with the conduct of the business of the Company and its subsidiaries.

                  (xxiv) The Company and its subsidiaries possess all licenses, franchises, permits, certificates, authorizations, approvals, consents, orders and other operating rights (collectively, the "Governmental Licenses") issued by the Federal Energy Regulatory Commission, the State of Michigan, and all other federal, state, local or foreign regulatory agencies or bodies, governmental authorities or agencies necessary for the ownership or lease of the material properties owned or leased by each of them and to conduct the business now operated by each of them; the Company and its subsidiaries are in compliance with the terms and conditions of all such Governmental Licenses, except where the failure to so comply would not, singly or in the aggregate, have a Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except when the failure of such Governmental Licenses to be in full force and effect would not, singly or in the aggregate, have a Material Adverse Effect, and contain no unduly burdensome provisions that would interfere with the conduct of the business of the Company and its subsidiaries, considered as one enterprise and, except as otherwise set forth in the Registration Statement and the Prospectus, there are no legal or governmental proceedings pending or threatened that would result in a material modification, suspension or revocation thereof.

                  (xxv) The Company is a "public utility company" and a "subsidiary company" of MCN Energy Group ("MCN"), a "holding company," as such terms are defined in the Public Utility Holding Company Act of 1935 (the "1935 Act"), and such "holding company" and the Company are presently exempt from the provisions of the 1935 Act (except Section 9 thereof).

                  (xxvi) Except as described in the Registration Statement and except as would not, singly or in the aggregate, result in a Material Adverse Effect, (A) none of the Company or any of its subsidiaries is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance or code, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products (collectively, "HAZARDOUS MATERIALS") or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, the "ENVIRONMENTAL LAWS"), (B) the Company and its subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are in compliance with their requirements, or (C) there are no pending or threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Company or any of its subsidiaries.

                  (xxvii) None of the Company or its subsidiaries is, and upon the issuance and sale of the Securities as herein contemplated and the application of the net proceeds therefrom as described in the Prospectus, and upon the issuance and delivery to the Trustee of the Collateral Bonds, none will be, an "investment company" or an entity under the "control" of an "investment company" as such terms are defined under the Investment Company Act of 1940, as amended (the "1940 Act").

                  (xxviii) The Company has complied with, and is and will be in compliance with, the provisions of that certain Florida act relating to disclosure of doing business with Cuba, codified as Section 517.075 of the Florida statutes, and the rules and regulations thereunder (collectively, the "Cuba Act") or is exempt therefrom.

                  (xxix) None of the Company and its subsidiaries or any of their respective directors, officers or controlling persons, has taken, directly or indirectly, any action resulting in a violation of Regulation M under the 1934 Act, or designed to cause or result in, or that has constituted or that reasonably might be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

                  (xxx) No "forward looking statement" (as defined in Rule 175 under the 1933 Act) contained in the Registration Statement, any preliminary prospectus or the Prospectus was made or reaffirmed without a reasonable basis or was disclosed other than in good faith.

                  (b) Any certificate signed by any officer of the Company and delivered to the Underwriters or to counsel for the Underwriters in connection with the offering of the Securities shall be deemed a representation and warranty by the Company, as the case may be, to each Underwriter as to the matters covered thereby.

         SECTION 2.  Sale and Delivery to the Underwriters; Closing.

         (a) On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company agrees to sell to each Underwriter, and each Underwriter, severally and not jointly, agrees to purchase from the Company, at the price per security set forth in
Schedule I hereto, the respective principal amounts of the Securities set forth opposite the name of the such Underwriter, plus any additional principal amount of Securities which such Underwriter may become obligated to purchase pursuant to the provisions of Section 10 hereof.

         (b) Delivery of and payment for the Securities shall be made at the offices of LeBoeuf, Lamb, Greene & MacRae, L.L.P., 125 West 55th Street, New York, New York 10019, or at such other place as shall be agreed upon by the Representatives and the Company, at 9:00 a.m. (Eastern time) on the third (fourth, if pricing of the Securities occurs after 4:30 p.m. (Eastern time) on any given day) business day after the date of execution of this Agreement (unless postponed in accordance with the provisions of Section 10), or such other time not later than ten business days after such date as shall be agreed upon by the Representatives and the Company (such time and date of payment and delivery being referred to herein as the "Closing Date").

         (c) The Collateral Bonds that will secure the obligations of the Company in respect of the Securities will be issued and delivered to the Trustee of the Collateral Bonds on the Closing Date.

         (d) On the Closing Date the Company shall deliver the Securities to The Depository Trust Company, on behalf of the Representatives, for the account of each Underwriter against payment to the Company by wire transfer of immediately available funds to a bank account designated by the Company. It is understood that each Underwriter has authorized the Representatives, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Securities which it has agreed to purchase. Salomon Brothers Inc, individually and not as representative of the Underwriters, may (but shall not be obligated to) make payment of the purchase price for the Securities to be purchased by any Underwriter whose funds have not been received by the Closing Date, but such payment shall not relieve such Underwriter from its obligations hereunder.

         (e) Upon delivery, the Securities shall be in registered form and in such denominations as set forth on Schedule I hereto. The certificates representing the Securities shall be registered in the name of Cede & Co. and shall be made available for inspection by the Representatives in New York, New York not later than 10:00 a.m. (Eastern time) on the business day prior to the Closing Date.

         SECTION 3. Covenants of the Company. The Company covenants with each Underwriter as follows:

         (a) Promptly following the execution of this Agreement, the Company will cause the Prospectus, including as a part thereof a prospectus supplement relating to the Securities and the Collateral Bonds, to be filed with the Commission pursuant to Rule 424(b) of the 1933 Act Regulations and will take steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus.

         (b) The Company, subject to Section 3(c), will comply with the requirements of Rule 430A or Rule 434 of the 1933 Act Regulations, as applicable, and will notify the Representatives immediately, and confirm the notice in writing, (i) of the effectiveness of any post-effective amendment to the Registration Statement or the filing of any supplement or amendment to the Prospectus, (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information and
(iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any preliminary prospectus or Prospectus, or of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes. The Company will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

         (c) The Company will give the Representatives notice of their intention to file or prepare any amendment to the Registration Statement (including any post-effective amendment and any filing under Rule 462(b) of the 1933 Act Regulations), any Term Sheet or any amendment, supplement or revision to either the prospectus included in the Registration Statement at the time it became effective or to the Prospectus, whether pursuant to the 1933 Act, the 1934 Act or otherwise; will furnish the Representatives with copies of any such Rule 462(b) Registration Statement, Term Sheet, amendment, supplement or revision a reasonable amount of time prior to such proposed filing or use, as the case may be; and will not file any such Rule 462(b) Registration Statement, Term Sheet, amendment, supplement or revision to which the Representatives or counsel for the Underwriters shall object.

         (d) The Company has furnished or will deliver to the Representatives and counsel for the Underwriters, without charge, signed copies of the Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated or deemed to be incorporated by reference therein) and signed copies of all consents and certificates of experts, and will also deliver to the Representatives, without charge, a conformed copy of the Registration Statement as originally filed and of each amendment thereto (without exhibits) for each of the Underwriters. The copies of the Registration Statement and each amendment thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

         (e) The Company will deliver to each Underwriter, without charge, as many copies of each preliminary prospectus as such Underwriter may reasonably request, and the Company hereby consents to the use of such copies for purposes permitted by the 1933 Act. The Company will furnish to each Underwriter, without charge, during the period when the Prospectus is required to be delivered under the 1933 Act or the 1934 Act, such number of copies of the Prospectus (as amended or supplemented) as such Underwriter may reasonably request. The Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

         (f) The Company will comply with the 1933 Act and the 1933 Act Regulations and the 1934 Act and the 1934 Act Regulations so as to permit the completion of the distribution of the Securities as contemplated in this Agreement and in the Prospectus. If at any time when a prospectus is required by the 1933 Act or the 1934 Act to be delivered in connection with sales of the Securities, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Underwriters or for the Company, to amend the Registration Statement or amend or supplement any Prospectus in order that the Prospectus will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the opinion of such counsel, at any time to amend the Registration Statement or amend or supplement any Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Company will promptly prepare and file with the Commission, subject to Section 3(c), such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement or the Prospectus comply with such requirements, and the Company will furnish to the Underwriters, without charge, such number of copies of such amendment or supplement as the Underwriters may reasonably request.

         (g) The Company will use its best efforts, in cooperation with the Underwriters, to qualify the Securities for offering and sale under the applicable securities laws of such states and other jurisdictions (domestic or foreign) as the Representatives may designate; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject. In each jurisdiction in which the Securities have been so qualified, the Company will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification in effect for so long as may be required in connection with distribution of the Securities.

         (h) The Company will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its securityholders and to deliver to the Representatives as soon as practicable an earnings statement for the purposes of, and to provide the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.

         (i) The Company will use the net proceeds received by it from the sale of the Securities in the manner specified in the Prospectus under the caption "USE OF PROCEEDS."

         (j) On the Closing Date, the Company will issue and deliver the Collateral Bonds to the Trustee as security for the Securities as described in the Prospectus under the caption "DESCRIPTION OF THE NOTES--Security; Release Date."

         (k) If, at the time that the Registration Statement became (or in the case of a post-effective amendment becomes) effective, any information shall have been omitted therefrom in reliance upon Rule 430A or Rule 434 of the 1933 Act Regulations, then immediately following the execution of this Agreement, the Company will prepare, and file or transmit for filing with the Commission in accordance with such Rule 430A or Rule 434 and Rule 424(b) of the 1933 Act Regulations, copies of an amended Prospectus, or Term Sheet, or, if required by such Rule 430A, a post-effective amendment to the Registration Statement (including an amended Prospectus), containing all information so omitted.

         (l) If the Company elects to rely upon Rule 462(b), the Company shall file a Rule 462(b) Registration Statement with the Commission in compliance with Rule 462(b) and pay the applicable fees in accordance with Rule 111 of the 1933 Act Regulations by the earlier of (i) 10:00 p.m. Eastern time on the date of this Agreement and (ii) the time confirmations are sent or given, as specified by Rule 462(b)(2).

         (m) The Company, during the period when the Prospectus is required to be delivered under the 1933 Act or the 1934 Act, will file all documents required to be filed with the Commission pursuant to Section 13, 14 or 15 of the 1934 Act within the time periods required by the 1934 Act and the 1934 Act Regulations.

         (n) So long as any of the Securities are outstanding, to furnish the Representatives copies of all reports and financial statements furnished by the Company to each securities exchange on which securities issued by the Company may be listed pursuant to requirements of or agreements with such exchange or to the Commission pursuant to the 1934 Act of the 1934 Act Regulations.

         (o) During a period of fifteen days from the date of the Prospectus, the Company will not, without the prior written consent of Salomon Brothers Inc, directly or indirectly, issue, pledge, sell, offer to sell, grant any option for the sale of or otherwise transfer or dispose of, any debt securities of the Company which mature more than one year after the Closing Date and which are substantially similar to the Securities, without the prior written consent of Salomon Brothers Inc, except for the offer by the Company of $75,000,000 aggregate principal amount of its Extendable MandatOry Par Put Remarketed Securities(sm) ("MOPPRS(sm)") due June 30, 2038.

         (p) None of the Company, its subsidiaries or any of their respective directors, officers or controlling persons, will take, directly or indirectly, any action resulting in a violation of Regulation M under the 1934 Act, or designed to cause or result in, or that reasonably might be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

         SECTION 4. Payment of Expenses. The Company will pay all expenses incident to the performance of its obligations under this Agreement, including, without limitation, expenses related to the following, if incurred: (i) the preparation, delivery, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and of each amendment thereto; (ii) the printing and delivery to the Underwriters of this Agreement, the

Indenture, the Remarketing Agreements and any and such other documents as may be required in connection with the offering, purchase, sale and delivery of the Securities and the issuance and delivery of the Collateral Bonds; (iii) the preparation, issuance and delivery of the certificates for the Securities to the Underwriters, as well as the preparation, issuance and delivery of the certificates for the Collateral Bonds to the Trustee, including any costs, taxes and expenses incident to the issuance and delivery of the Securities; (iv) the fees and disbursements of the Company's counsel, accountants and other advisors or agents; (v) the qualification of the Securities under securities laws in accordance with the provisions of Section 3(g), including filing fees and the fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation of the Blue Sky Survey and any supplement thereto; (vi) the printing and delivery to the Underwriters of copies of each preliminary prospectus, any Term Sheet, the Prospectus and any amendments or supplements thereto, and the printing and delivery of any additional Prospectus and any amendments or supplements thereto as may be contemplated by the Remarketing Agreements; (vii) the preparation, printing and delivery to the Underwriters of copies of the Blue Sky Survey and any supplement thereto; (viii) the fees and disbursements of the Trustee, including the fees and disbursements of counsel to the Trustee; (ix) any fees payable to the Commission; and (x) any fees payable in connection with the rating of the Securities by rating agencies.

                  If this Agreement is terminated by the Representatives in accordance with the provisions of Section 5 or Section 9(a)(i) hereof, the Company shall reimburse the Underwriters for all of their out-of-pocket expenses, including the reasonable fees and disbursements of LeBoeuf, Lamb, Greene & MacRae, L.L.P., counsel for the Underwriters.

         SECTION 5. Conditions of Underwriters' Obligations. The obligations of the several Underwriters hereunder are subject to the accuracy of the representations and warranties of the Company herein contained or in certificates of any officer of the Company delivered pursuant to the provisions hereof, to the performance by the Company of its covenants and other obligations hereunder, and to the following further conditions:

         (a) The Registration Statement, including any Rule 462(b) Registration Statement, has become effective under the 1933 Act and on the date hereof and on the Closing Date, no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the satisfaction of counsel to the Underwriters. A prospectus containing information relating to the description of the Securities, the specific method of distribution and similar matters shall have been filed with the Commission in accordance with Rule 424(b) (or any required post-effective amendment providing such information shall have been filed and declared effective in accordance with the requirements of Rule 430A), or, if the Company has elected to rely upon Rule 434 of the 1933 Act Regulations, a Term Sheet including the Rule 434 Information shall have been filed with the Commission in accordance with Rule 424(b).

         (b) On the Closing Date the Representatives shall have received:

                  (1) The favorable opinion, dated as of the Closing Date, of Ronald E. Christian, Esq., Vice President, General Counsel and Secretary of the Company, in form and substance satisfactory to counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters, to the effect that:

                                 (i) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Michigan.

                                 (ii) The Company has corporate power and authority to own, lease and operate its properties and to conduct its business as presently conducted and as described in the Prospectus and to enter into and perform its obligations under this Agreement.

                                 (iii) The Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not, individually or in the aggregate, result in a Material Adverse Effect.

                                 (iv) The shares of issued and outstanding capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable; and none of the outstanding shares of capital stock were issued in violation of preemptive or other similar rights arising by operation of law, under the charter or by-laws of the Company; under any agreement to which the Company, or any of its subsidiaries is a party, or otherwise.

                                 (v) The Securities are in the form contemplated by the Indenture, have been duly and validly authorized by the Company and, when executed by the Company and authenticated by the Trustee in the manner provided for in the Indenture and delivered by the Company against payment of the purchase price therefor, will constitute legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except to the extent that enforcement thereof may be limited by the Bankruptcy Exceptions. Each holder of the Securities will be entitled to the benefits provided by the Indenture; the form of certificate used to evidence the Securities is in due and proper form and complies with the requirements of the Indenture; and the Securities and the Indenture conform in all material respects to the descriptions thereof contained in the Prospectus.

                                 (vi) The Collateral Bonds are in the form contemplated by the Secured Indenture, have been duly and validly authorized by the Company and, when executed by the Company and authenticated by the Trustee in the manner provided for in the Indenture, and issued and delivered by the Company to the Trustee as security for the Securities, will constitute legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except to the extent that enforcement thereof may be limited by the Bankruptcy Exceptions. The form of certificate used to evidence the Collateral Bonds is in due and proper form and complies with the requirements of the Secured Indenture; and the Collateral Bonds and the Secured Indenture conform in all material respects to the descriptions thereof contained in the Prospectus.

                                 (vii) The issuance and delivery by the Company of the Collateral Bonds to the Trustee constitute a sale by the Company of the Collateral Bonds to the Trustee as of the Closing Date or, if not a sale, the grant by the Company to the Trustee of a perfected security interest in the Collateral Bonds for the benefit of the holders of the Senior Notes.

                                 (viii) Except as to property acquired
         subsequent to the date of execution of the Thirty-fourth Supplemental Indenture, the Company has good and marketable title to the property specifically or generally described in the Secured Indenture (except such property as may have been disposed of or released from the lien thereof in accordance with the terms thereof) subject only to the lien of the Secured Indenture, to permitted liens, as defined in the Secured Indenture, as to property acquired by the Company subsequent to the execution of the Original Secured Indenture, to any liens existing thereon or purchase money liens placed thereon at the time of such acquisition as permitted by the Secured Indenture, and to certain other reservations, rights of grantors under revocable permits, easements, licenses, zoning laws and ordinances and restrictions and minor defects or irregularities of title which do not, in the opinion of such counsel, materially impair the use of the property affected thereby in the operation of the business of the Company; the pipeline, distribution main and underground gas storage easements enjoyed by the Company and its subsidiaries are valid, subsisting and enforceable easements with such exceptions as are not material and do not interfere with the conduct of the business of the Company and its subsidiaries.

                                 (ix) The Secured Indenture constitutes a legally valid and enforceable first mortgage lien, except as the same may be limited by the laws of the State of Michigan (where the property covered thereby is located) affecting the remedies for the enforcement of the security provided for therein, which laws do not, in the opinion of such counsel, make inadequate the remedies necessary for the realization of the benefits of such security, or as the same may be limited by the Bankruptcy Exceptions, upon substantially all of the Company's properties and franchises, now owned or hereafter acquired, free from all prior liens, charges or encumbrances other than the lien of the Secured Indenture, permitted liens, as defined in the Secured Indenture, as to property acquired by the Company subsequent to the execution of the Original Secured Indenture, any liens existing thereof or purchase money liens placed thereon at the time of such acquisition as permitted by the grantors under revocable permits, easements, licenses, zoning laws and ordinances and restrictions and minor defects or irregularities of title which do not, in the opinion of such counsel, materially impair the use of the property affected thereby in the operation of the business of the Company.

                                 (x) All taxes and fees required to be paid by the laws of the State of Michigan and jurisdictional subdivisions thereof with respect to the execution of the Thirty-Fifth Supplemental Indenture and the issuance and delivery of the Collateral Bonds have been paid.

                                 (xi) Each subsidiary of the Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own, lease and operate its properties and to conduct its business as presently conducted and as described in the Prospectus, and is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or be in good standing would not, individually or in the aggregate, have a Material Adverse Effect. Except as otherwise disclosed in the Registration Statement and the Prospectus, all of the issued and outstanding capital stock of each such subsidiary of the Company has been duly authorized and validly issued, is fully paid and non-assessable and all such shares are owned by the Company, directly or through its subsidiaries and, to the best of such counsel's knowledge, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity. None of the outstanding shares of capital stock of any subsidiary of the Company was issued in violation of preemptive or other similar rights of any securityholder of such subsidiary.

                                 (xii) This Agreement has been duly authorized, executed and delivered by the Company.

                                 (xiii) The Registration Statement, including any Rule 462(b) Registration Statement, has been declared effective under the 1933 Act; any required filing of the Prospectus pursuant to Rule 424(b) has been made in the manner and within the time period required by Rule 424(b); and, to the best knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement or any Rule 462(b) Registration Statement has been issued under the 1933 Act and no proceedings therefor have been initiated or threatened by the Commission.

                                 (xiv) The Registration Statement, including any Rule 462(b) Registration Statement, the Rule 430A Information and the Rule 434 Information, as applicable, the Prospectus, excluding the documents incorporated by reference therein, and each amendment or supplement to the Registration Statement and Prospectus, excluding the documents incorporated by reference therein, as of their respective effective or issue dates (other than the financial statements and supporting schedules included therein, as to which such counsel need express no opinion), complied as to form in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations;

         the Indenture and the Statements of Eligibility on Form T-1 with respect to the Trustee filed with the Commission as part of the Registration Statement complied as to form in all material respects with the requirements of the 1939 Act and the 1939 Act Regulations.

                                 (xv) The documents incorporated by reference in the Prospectus (other than the financial statements and supporting schedules therein, as to which such counsel need express no opinion), when they were filed with the Commission complied as to form in all material respects with the requirements of the 1934 Act and the 1934 Act Regulations.

                                 (xvi) The Company meets the registrant
         requirements for use of Form S-3 under the 1933 Act Regulations.

                                 (xvii) The Indenture has been duly and validly authorized, executed and delivered by the Company and qualified under the 1939 Act and, assuming due authorization, execution and delivery thereof by the Trustee, constitutes a valid and legally binding obligation of the Company, enforceable in accordance with its terms, except as the enforcement thereof may be limited by the Bankruptcy Exceptions.

                                 (xviii) The Secured Indenture has been duly and validly authorized, executed and delivered by the Company and constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms except to the extent that the enforcement thereof may be limited by the Bankruptcy Exceptions; the Secured Indenture has been duly qualified under the 1939 Act.

                                 (xix) The Thirty-Fifth Supplemental Indenture to the Original Secured Indenture has been duly and validly authorized, executed and delivered by the Company and qualified under the 1939 Act and, assuming due authorization, execution and delivery thereof by the Trustee, constitutes a valid and legally binding obligation of the Company, enforceable in accordance with its terms, except as the enforcement thereof may be limited by the Bankruptcy Exceptions.

                                 (xx) Each of the Remarketing Agreements has been validly authorized, executed and delivered by the Company and will constitute a valid and legally binding instrument, enforceable against the Company in accordance with its terms except to the extent that the enforcement thereof may be limited by the Bankruptcy Exceptions.

                                 (xxi) All taxes and fees required to be paid by the laws of the State of Michigan and jurisdictional subdivisions thereof with respect to the execution of the Indenture and the issuance of the Securities have been paid.

                                 (xxii) The execution, delivery and performance by the Company of this Agreement, and the Remarketing Agreements; the execution, delivery and performance by the Company of the Indenture, the Securities, the Thirty-fifth

         Supplemental Indenture to the Original Secured Indenture, the Collateral Bonds and any other agreement or instrument entered into or issued or to be entered into or issued by the Company in connection with the transactions contemplated hereby or thereby; the consummation of the transactions contemplated herein and therein and in the Registration Statement and Prospectus (including the issuance and sale of the Securities, the issuance and delivery to the Trustee of the Collateral Bonds, and the use of the proceeds from the sale of the Securities as described in the Prospectus under the caption "Use of Proceeds"); and compliance by the Company with its obligations hereunder and thereunder do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default under or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any subsidiary thereof pursuant to any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or any other agreement or instrument, known to such counsel, to which the Company or its subsidiaries is a party or by which any of them may be bound, or to which any of the properties, assets or operations of the Company or its subsidiaries is subject, except for such conflicts, breaches, defaults, liens, charges or encumbrances that would not, singly or in the aggregate, result in a Material Adverse Effect, nor will such action result in any violation of the provisions of the charter or by-laws of the Company or any if its subsidiaries, or any applicable law, statute, rule, regulation, judgment, order, writ or decree, known to such counsel, of any government, governmental instrumentality or court, domestic or foreign, having jurisdiction over the Company or any of its subsidiaries or any of their respective properties, assets or operations.

                                 (xxiii) To the best of such counsel's
         knowledge, there is not any action, suit, proceeding, inquiry or investigation pending or threatened before or by any court or governmental agency or body, domestic or foreign, pending or threatened, against or affecting the Company or any of its subsidiaries which is required to be dis closed in the Registration Statement and the Prospectus (other than as disclosed therein), or which might reasonably be expected to, singly or in the aggregate, result in a Material Adverse Effect, or which might reasonably be expected to materially and adversely affect the assets, properties or operations thereof or the consummation of the transactions contemplated in this Agreement, the Indenture, the Thirty-Fifth Supplemental Indenture to the Original Secured Indenture or the Remarketing Agreements, or the performance by the Company of its obligations hereunder and thereunder; and the aggregate of all pending legal or governmental proceedings to which the Company or any of its subsidiaries is a party or to which any of their respective property or assets is the subject which are not described in the Registration Statement or the Prospectus, including ordinary routine litigation incidental to the business of the Company or its subsidiaries, could not reasonably be expected to, singly or in the aggregate, result in a Material Adverse Effect.

                                 (xxiv) The information in the Prospectus under the captions "Summary," "The Company," "Use of Proceeds," "Description of the First Mortgage

         Bonds," and "Description of the Senior Debt Securities" and in the Registration Statement under Item 14, to the extent that they involve matters of law, summaries of legal matters, the Company's charter and by-laws or legal proceedings, or legal conclusions, has been reviewed by such counsel and is correct in all material respects.

                                 (xxv) To the best of such counsel's knowledge, there are no statutes or regulations that are required to be described in the Prospectus that are not described as required.

                                 (xxvi) To the best of such counsel's knowledge and information, neither the Company nor any of its subsidiaries is in violation of its charter or by-laws and no default by the Company or any subsidiary exists in the due performance or observance of any material obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan or credit agreement, note, lease, or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which it or any of them or any of their respective properties or assets are bound, except for violations and defaults that would not, singly or in the aggregate, result in a Material Adverse Effect.

                                 (xxvii) All descriptions in the Prospectus of contracts and other documents to which the Company or any of its subsidiaries is a party are accurate in all material respects. To the best of such counsel's knowledge and information, there are no franchises, contracts, indentures, mortgages, loan or credit agreements, notes, leases or other instruments required to be described or referred to in the Registration Statement or incorporated by reference as exhibits thereto other than those described or referred to therein or filed or incorporated by reference as exhibits thereto, and the descriptions thereof or references thereto are correct in all material respects. No default exists in the due performance or observance of any material obligation, agreement, covenant or condition contained in the Secured Indenture any other contract, indenture, mortgage, agreement, note lease or other instrument so described, referred to, filed or incorporated by reference.

                                 (xxviii) All legally required proceedings in connection with the authorization, issuance and validity of the Securities and the sale of the Securities in accordance with this Agreement (other than the filing of post-issuance reports, the non-filing of which would not render the Securities invalid), and in connection with the issuance and delivery to the Trustee of the Collateral Bonds, have been taken; and no filing with, authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency, domestic or foreign (other than under the 1933 Act and the 1933 Act Regulations, which have been obtained, or as may be required under the securities or blue sky laws of the various states, as to which such counsel need express no opinion) is necessary or required in connection with the due authorization, execution and delivery of this Agreement, the Remarketing Agreements or the Thirty-Fifth Supplemental Indenture, or for the offering, issuance and sale of the Securities, the issuance and pledge of the Collateral Bonds, or the performance by the

         Company of its obligations in this Agreement, the Thirty-Fifth Supplemental Indenture, the Indenture, the Remarketing Agreements and the Securities.

                                 (xxix) The Company and its subsidiaries possess all licenses, franchises, permits, certificates, authorizations, approvals, consents, orders and other operating rights (collectively, the "Governmental Licenses") issued by the Federal Energy Regulatory Commission; the State of Michigan, and all other federal, state, local or foreign regulatory agencies or bodies, governmental authorities or agencies necessary for the ownership or lease of the material properties owned or leased by each of them and for the operation of the business carried on by each of them as described in the Registration Statement and the Prospectus except where the failure to so comply would not, singly or in the aggregate, have a Material Adverse Effect; all such licenses, franchises, permits, certificates, authorizations, approvals, consents and orders are in full force and effect, except when the failure of such Governmental Licenses to be in full force would not, singly or in the aggregate, have a Material Adverse Effect, and contain no unduly burdensome provisions that would interfere with the conduct of the business of the Company or its subsidiaries, considered as one enterprise and, except as otherwise set forth in the Registration Statement or the Prospectus, there are no legal or governmental proceedings pending or threatened that would result in a material modification, suspension or revocation thereof.

                                 (xxx) Each of the Company and its subsidiaries has good and marketable title to all material real and personal property owned by each of them, in each case, free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind except such as (a) are described in the Registration Statement and the Prospectus or (b) do not, singly or in the aggregate, materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company or any of its subsidiaries; and any real property and buildings held under lease by the Company, or its subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the conduct of the business of the Company or such subsidiaries.

                                 (xxxi) The Company is not an "investment company" or an entity under the "control" of an "investment company" as such terms are defined in the 1940 Act.

                                 (xxxii) MCN and the Company are presently exempt from the provisions of the Public Utility Holding Company Act of 1935 (except Section 9 thereof) which would otherwise require either of them to register thereunder.

                                 Moreover, such counsel shall confirm that nothing has come to such counsel's attention that would lead such counsel to believe that the Registration Statement, including any Rule 430A Information and Rule 434 Information (if applicable)(except for financial statements and the notes thereto, the financial schedules and any other financial data included or incorporated by reference therein, as to which such counsel need express no opinion), at the time such Registration Statement became effective or at the date of this Agreement, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus or any amendment or supplement thereto (except for financial statements and the notes thereto, the financial schedules, and any other financial data included or incorporated by reference therein, as to which such counsel need express no opinion), at the time the Prospectus were issued, at the time of any such amended or supplemented Prospectus were issued or at the Closing Date, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                  (2) The favorable opinion, dated as of the Closing Date, of Skadden, Arps, Slate, Meagher & Flom LLP, special counsel to the Company, in form and substance satisfactory to counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters, to the effect that:

                                 (i) The Registration Statement, including any Rule 462(b) Registration Statement, is effective under the 1933 Act; any required filing of the Prospectus pursuant to Rule 424(b) has been made in the manner and within the time period required by Rule 424(b); and no stop order suspending the effectiveness of the Registration Statement or any Rule 462(b) Registration Statement has been issued under the 1933 Act and no proceedings therefor have been initiated or, to the best of such counsel's knowledge, threatened by the Commission.

                                 (ii) The Registration Statement, including any Rule 462(b) Registration Statement, the Rule 430A Information and the Rule 434 Information, as applicable, the Prospectus, excluding the documents incorporated by reference therein, and each amendment or supplement to the Registration Statement and Prospectus, excluding the documents incorporated by reference therein, as of their respective effective or issue dates (other than the financial statements and supporting schedules included therein, as to which such counsel need express no opinion), complied as to form in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations.

                                 (iii) The statements in the Prospectus under the captions and "Description of the Senior Debt Securities" and "Description of the First Mortgage Bonds," to the extent that they involve matters of law, summaries of legal matters, documents or proceedings, or legal conclusions, have been reviewed by such counsel and are correct in all material respects.

                                 (iv) Assuming that the Remarketing Agreements being delivered at the Closing Date have been duly authorized, executed and delivered by the Company under Michigan law, each of them is a valid and legally binding agreement of the Company, enforceable against the Company in accordance with its terms except to the extent that the enforcement thereof may be limited by the Bankruptcy Exceptions.

                                 (v) The Securities, the Indenture and the
         Remarketing Agreements conform in all material respects to the descriptions thereof contained in the Prospectus.

                                 (vi) No authorization, approval, consent, order, registration, qualification of or with any court or federal or New York state governmental authority or agency is required for the issuance and sale of the Securities by the Company to the Underwriters, or the issuance and delivery to the Trustee by the Company of the Collateral Bonds, or the performance by the Company of its obligations under the Agreement, the Indenture, the Secured Indenture, the Thirty-Fifth Supplemental Indenture, the Remarketing Agreements, the Securities, and the Collateral Bonds except such as has been obtained and made under the federal securities laws or such as may be required under the securities or blue sky laws of the various states, as to which such counsel need express no opinion.

                                 Moreover, such counsel shall confirm that nothing has come to such counsel's attention that would lead such counsel to believe that the Registration Statement, including any Rule 430A Information and Rule 434 Information (if applicable)(except for financial statements and the notes thereto, the financial schedules and any other financial data included or incorporated by reference therein, as to which such counsel need express no opinion), at the time such Registration Statement became effective or at the date of this Agreement, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus or any amendment or supplement thereto (except for financial statements and the notes thereto, the financial schedules, and any other financial data included or incorporated by reference therein, as to which such counsel need express no opinion), at the time the Prospectus were issued, at the time of any such amended or supplemented Prospectus were issued or at the Closing Date, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                  (3) The favorable opinion, dated as of the Closing Date, of LeBoeuf, Lamb, Greene & MacRae, L.L.P., counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters, in form and substance satisfactory to the Representatives, with respect to such matters as the Representatives may reasonably require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters. In giving such opinion, LeBoeuf, Lamb, Greene & MacRae, L.L.P. may rely as to certain matters of Michigan law upon the opinion of Ronald E. Christian, Esq., counsel for the Company, which shall be delivered in accordance with Section 5(b)(1) hereof.

                  (4) The opinion, dated as of the Closing Date, of Skadden, Arps, Slate, Meagher & Flom LLP, special counsel to the Company, generally to the effect that, subject to the qualifications and limitations stated therein and in the Prospectus, the statements set forth in the Prospectus under the caption "Certain United States Federal Income Tax Considerations," insofar as they purport to constitute summaries of matters of United States federal tax law and regulations or legal conclusions with respect thereto, constitute accurate summaries of the matters discussed therein in all material respects.

         (c) On the Closing Date, the Representatives shall have received a certificate of the President or a Vice President of the Company and of the Chief Financial Officer or Chief Accounting Officer of the Company, dated as of the Closing Date, to the effect that (i) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not in the ordinary course of business, (ii) the representations and warranties in Section 1 hereof are true and correct with the same force and effect as though expressly made at and as of the Closing Date,
(iii) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied on or prior to the Closing Date, and
(iv) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been initiated or threatened by the Commission.

         (d) At the time of the execution of this Agreement, the Representatives shall have received from Deloitte & Touche LLP a letter dated such date in form and substance satisfactory to the Representatives, together with signed or reproduced copies of such letter for each of the other Underwriters, to the effect set forth below and as to such other matters as the Representatives may reasonably request, that:

                  (i) They are independent certified public accountants with respect to the Company and its subsidiaries within the meaning of the 1933 Act and the 1933 Act Regulations;

                  (ii) In their opinion, the consolidated financial statements and any financial statement schedules audited by them and included or incorporated by reference in the Registration Statement and the Prospectus, as amended or supplemented, comply as to form in all material respects with the applicable accounting requirements of the 1933 Act and the 1933 Act Regulations and the 1934 Act and the 1934 Act Regulations;

                  (iii) On the basis of limited procedures, not constituting an audit in accordance with generally accepted auditing standards, including a review in accordance with standards established by the American Institute of Certified Public Accountants of the unaudited condensed consolidated financial statements included in the Company's Quarterly Reports on Form 10-Q incorporated by reference in the Registration Statement and the Prospectus, as amended or supplemented, for the periods specified in such letter, a reading of the latest available unaudited interim consolidated financial statements of the

         Company and its subsidiaries, a reading of the minutes of the Company and its subsidiaries since the audited consolidated financial statements set forth in the Company's Annual Report on Form 10-K for the most recent year, inquiries of officials of the Company and its subsidiaries responsible for financial and accounting matters and such other inquiries and procedures as may be specified in such letter, nothing came to their attention that caused them to believe that:

                           (A) the unaudited condensed consolidated financial
                  statements set forth in the Company's Quarterly Reports on Form 10-Q incorporated by reference in the Registration Statement and the Prospectus as amended or supplemented do not comply as to form in all material respects with the applicable accounting requirements of the 1934 Act and the 1934 Act Regulations as they apply to Form 10-Q or any material modifications should be made for them to be in conformity with generally accepted accounting principles applied on a basis substantially consistent with that of the audited consolidated financial statements set forth in the Company's Annual Report on Form 10-K for the most recent year ended incorporated by reference in the Registration Statement and the Prospectus as amended or supplemented;

                           (B) any other unaudited income statement data and
                  balance sheet items included in the Prospectus, as amended or supplemented, do not agree with the corresponding items in the unaudited consolidated financial statements from which such data and items were derived;

                           (C) any unaudited pro forma consolidated condensed
                  financial statements or any unaudited pro forma consolidating financial statements included or incorporated by reference in the Prospectus, as amended or supplemented, do not comply as to form in all material respects with the applicable accounting requirements of the 1933 Act and the 1933 Act Regulations and the 1934 Act and the 1934 Act Regulations or the pro forma adjustments have not been properly applied to the historical amounts in the compilation of those statements;

                           (D) as of a specified date not more than five days
                  prior to the date of this Agreement, there has been any decrease or increase in the capital stock or any increase or decrease in long-term debt including capital lease obligations and current maturities (except for sinking fund and installment requirements under their long-term debt agreements, terms of the preferred securities of subsidiaries and purchases in the open market in anticipation thereof) or any increase in short-term debt, or any decrease in consolidated common shareholders' equity of the Company and its consolidated subsidiaries (other than periodic dividends declared to shareholders), in each case as compared with the corresponding amounts shown in the latest consolidated statement of financial position of the Company and its subsidiaries incorporated by reference in the Registration Statement and the Prospectus as amended or supplemented, except in each case for increases or decreases which the Prospectus as amended or supplemented, including financial information incorporated by reference, discloses have occurred or may occur or which are described in such letter; and

                           (E) for the period from the date of the latest
                  consolidated financial statements included or incorporated by reference in the Prospectus, as amended or supplemented, to the end of the latest period for which unaudited condensed consolidated financial statements or financial information are available there were any decreases in consolidated operating revenues, operating income, net income or earnings available for Common Stock of the Company and its consolidated subsidiaries, or any increases in any items specified by the Representatives, in each case as compared with the corresponding period in the preceding year and with any other period of corresponding length specified by the Representatives, except in each case for increases or decreases which the Prospectus, as amended or supplemented, including financial information incorporated by reference, discloses have occurred or may occur or which are described in such letter; and

                           (F) the unaudited condensed consolidated financial
                  statements referred to in Clause (E) are not stated on a basis substantially consistent with the audited consolidated financial statements incorporated by reference in the Registration Statement and the Prospectus, as amended or supplemented.

                  (iv) The unaudited selected financial information with respect to the consolidated results of operations and financial position of the Company for the five most recent fiscal years included in the Prospectus, as amended or supplemented, and included or incorporated by reference in the Company's Annual Report on Form 10-K for the most recent fiscal year agrees with the corresponding amounts (after restatement where applicable) in the audited consolidated financial statements for such five fiscal years which were included or incorporated by reference in the Company's Annual Reports on Form 10-K for such fiscal years;

                  (v) In addition to the limited procedures, reading of minutes, inquiries and other procedures referred to in clause (iii) and (iv) above, they have carried out certain other specified procedures, not constituting an audit in accordance with generally accepted auditing standards, with respect to certain amounts, percentages and financial information which are derived from the general accounting and financial records of the Company and its subsidiaries, which appear in the Prospectus, as amended or supplemented, and the Registration Statement, in The Company's Annual Report on Form 10-K for the latest year ended and in the Company's Quarterly Reports on Form 10-Q since the latest Annual Report on Form 10-K and which are specified by the Representatives, and have compared certain of such amounts, percentages and financial information with the accounting and financial records of the Company and its subsidiaries and have found them to be in agreement; and

                  (vi) If applicable and agreed to by the parties to this Agreement, they have made a review in accordance with standards established by the American Institute of Certified Public Accountants of the selected financial data, pro forma financial information, prospective financial statements, consolidating financial statements and/or condensed financial statements derived from audited financial statements of the Company for the periods specified in such letter, as indicated in their reports thereon, copies of which have been furnished to the Representatives.

         (e) On the Closing Date, the Representatives shall have received from Deloitte & Touche LLP a letter, dated as of the Closing Date, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection
(d) of this Section, except that the specified date referred to shall be a date not more than three business days prior to the Closing Date.

         (f) On the Closing Date, the Securities shall be rated at least "A2" by Moody's Investors Service and "A" by Standard & Poor's Ratings Group, a division of McGraw-Hill, Inc. and the Company shall have delivered to the Representatives a letter, dated the Closing Date, from such rating agencies, or other evidence satisfactory to the Representatives, confirming that the Securities have such ratings; and since the date of this Agreement, there shall not have occurred any decrease in the ratings of any of the securities of the Company or of the Securities by any "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) under the 1933 Act Regulations) and such organization shall not have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the securities of the Company or of the Securities.

         (g) On the Closing Date, counsel for the Underwriters shall have been furnished with such documents and opinions as they may require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Securities as herein contemplated shall be satisfactory in form and substance to the Representatives and counsel for the Underwriters.

         If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement, may be terminated by the Representatives by notice to the Company at any time on or prior to the Closing Date, and such termination shall be without liability of any party to any other party except as provided in Section 4 and except that Sections 1, 6 and 7 shall survive any such termination and remain in full force and effect.

         SECTION 6.  Indemnification and Contribution.

         (a) The Company agrees to indemnify and hold harmless each Underwriter, the directors, officers, employees and agents of each Underwriter and each person who controls any Underwriter within the meaning of either the 1933 Act or the 1934 Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the 1933 Act, the 1934 Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the registration statement for the registration of the Securities as originally filed or in any amendment thereof, or in any Preliminary Prospectus or the Prospectus, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter through the Representatives specifically for inclusion therein; provided, however, that the indemnification contained in this paragraph (a) with respect to any Preliminary Prospectus shall not inure to the benefit of any Underwriter (or to the benefit of any person controlling such Underwriter) on account of any such loss, claim, damage, liability or expense arising from the sale of the Securities by such Underwriter to any person if a copy of the Prospectus shall not have been delivered or sent to such person within the time required by the Act and the regulations thereunder, and the untrue statement or alleged untrue statement or omission or alleged omission of a material fact contained in such Preliminary Prospectus was corrected in the Prospectus, provided that the Offerors have delivered the Prospectus to the several Underwriters in requisite quantity on a timely basis to permit such delivery or sending. This indemnity agreement will be in addition to any liability which the Company may otherwise have.

         (b) Each Underwriter severally and not jointly agrees to indemnify and hold harmless the Company, each of its directors, each of its officers who signs the Registration Statement, and each person who controls the Company within the meaning of either the 1933 Act or the 1934 Act, to the same extent as the foregoing indemnity from the Company to each Underwriter, but only with reference to written information relating to such Underwriter furnished to the Company by or on behalf of such Underwriter through the Representatives specifically for inclusion in the documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability which any Underwriter may otherwise have. The Company acknowledges that the statements set forth in the last paragraph of the cover page regarding delivery of the Securities, the legend in block capital letters on page 3 related to stabilization, syndicate covering transactions and penalty bids and, under the heading "Underwriting" or "Plan of Distribution", (i) the sentences related to concessions and reallowances and (ii) the paragraph related to stabilization, syndicate covering transactions and penalty bids in any Preliminary Prospectus and the Prospectus constitute the only information furnished in writing by or on behalf of the several Underwriters for inclusion in any Preliminary Prospectus or the Prospectus.

         (c) Promptly after receipt by an indemnified party under this Section 6 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this
Section 6, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. The indemnifying party shall be entitled to appoint counsel of the indemnifying party's choice at the indemnifying party's expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be satisfactory to the indemnified party. Notwithstanding the indemnifying party's election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding.

         (d) In the event that the indemnity provided in paragraph (a) or (b) of this Section 6 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Company and the Underwriters severally agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) (collectively "Losses") to which the Company and one or more of the Underwriters may be subject in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and by the Underwriters on the other from the offering of the Securities; provided, however, that in no case shall any Underwriter (except as may be provided in any agreement among underwriters relating to the offering of the Securities) be responsible for any amount in excess of the underwriting discount or commission applicable to the Securities purchased by such Underwriter hereunder. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Company and the Underwriters severally shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and of the Underwriters on the other in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. Benefits received by the Company shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses) received by it, and benefits received by the Underwriters shall be deemed to be equal to the total underwriting discounts and commissions, in each case as set forth on the cover page of the Prospectus. Relative fault shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the Company on the one hand or the Underwriters on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 6, each person who controls an Underwriter within the meaning of either the Act or the Exchange Act and each director, officer, employee and agent of an Underwriter shall have the same rights to contribution as such Underwriter, and each person who controls the Company within the meaning of either the Act or the Exchange Act, each officer of the Company who shall have signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Company, subject in each case to the applicable terms and conditions of this paragraph (d).

         SECTION 7. Representations, Warranties and Agreements to Survive Delivery. All representations, warranties and agreements contained in this Agreement, or contained in certificates of officers of the Company or any of its subsidiaries submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any termination or cancellation of this Agreement or any investigation made by or on behalf of any Underwriter or controlling person, or by or on behalf of the Company, and shall survive delivery of and payment for the Securities to the Underwriters.

         SECTION 8.  Termination of Agreement.

         (a) The Representatives may terminate this Agreement, by notice to the Company at any time on or prior to the Closing Date, if (i) there has been, since the date of this Agreement or since the respective dates as of which information is given in the Prospectus, any material adverse change or any development which could reasonably be expected to result in a prospective material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, or (ii) there has occurred any material adverse change in the financial markets in the United States or any outbreak of hostilities or escalation of hostilities or other calamity or crisis, or any change or development involving a prospective change in national or international political, financial or economic conditions the effect of which is such as to make it, in the judgment of the Representatives, impracticable to market the Securities or to enforce contracts for the sale of the Securities, or
(iii) if trading in any securities of the Company or any of its affiliates has been suspended or limited by the Commission, the National Association of Securities Dealers, Inc. ("NASD") or the New York Stock Exchange, or if trading generally on either the American Stock Exchange, the New York Stock Exchange or in the over-the-counter market has been suspended or limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices for securities have been required, by either of said exchanges or by such system or by order of the Commission, NASD or any other governmental authority, or (iv) if a banking moratorium has been declared by either Federal, New York or Michigan authorities.

         (b) If this Agreement is terminated pursuant to this Section 8, such termination shall be without liability of any party to any other party except as provided in Section 4, and provided, further, that Sections 1, 6 and 7 shall survive such termination and remain in full force and effect.

         SECTION 9. Default by One or More of the Underwriters. If one or more of the Underwriters shall fail at the Closing Date to purchase the Securities which it or they are obligated to purchase under this Agreement (the "DEFAULTED SECURITIES"), the Representatives shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Representatives shall not have completed such arrangements within such 24-hour period, then:

         (a) if the number of Defaulted Securities does not exceed 10% of the number of Securities to be purchased on such date, each of the non-defaulting Underwriters shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Underwriters, or

         (b) if the number of Defaulted Securities exceeds 10% of the number of Securities to be purchased on such date, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter.

                  No action taken pursuant to this Section 9 shall relieve any defaulting Underwriter from liability in respect of its default.

         In the event of any such default which does not result in a termination of this Agreement, either the Representatives or the Company shall have the right to postpone the Closing Date for a period not exceeding seven days in order to effect any required changes in the Registration Statement or the Prospectus or in any other documents or arrangements. As used herein, the term "Underwriter" includes any person substituted for an Underwriter under this
Section 9.

         SECTION 10. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be directed to the Representatives at Seven World Trade Center, New York, New York 10048, attention of Legal Department (Marianne Spinelli, Esq.) with a copy to LeBoeuf, Lamb, Greene & MacRae, L.L.P., 125 West 55th Street, New York, New York 10019-5389, attention of William S. Lamb, Esq.; notices to the Company shall be directed to it at Michigan Consolidated Gas Company, 500 Griswold Street, Detroit, Michigan 48226, attention of Ronald E. Christian, Esq., Vice President, General Counsel and Secretary.

         SECTION 11. Parties. This Agreement shall inure to the benefit of and be binding upon the Company, and the Underwriters and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters, the Company and their respective successors and the controlling persons and officers and directors referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein or therein contained. This Agreement and all conditions and provisions hereof and thereof are intended to be for the sole and exclusive benefit of the parties hereto and thereto and their respective successors and legal representatives, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

         SECTION 12. GOVERNING LAW AND TIME. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN SAID STATE. SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME UNLESS OTHERWISE INDICATED.

         SECTION 13. Effect of Headings. The Article and Section headings herein are for convenience only and shall not affect the construction hereof.

                  If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, shall become a binding agreement among the Underwriters and the Company in accordance with its terms.

                                           Very truly yours,

                                           MICHIGAN CONSOLIDATED GAS
                                           COMPANY


                                           By: /s/ Howard L. Dow III
                                              -------------------------------
                                              Name: Howard L. Dow III
                                              Title: Senior Vice President and
                                                     Chief Financial Officer





CONFIRMED AND ACCEPTED, as of the date first above written:

SALOMON BROTHERS INC
A.G. EDWARDS & SONS, INC.

By: SALOMON BROTHERS INC


By: /s/ Kimberly Blue
   --------------------------------
        Authorized Signatory

For themselves and as Representatives of the other
Underwriters named in Schedule II hereto.

                                   SCHEDULE I

REPRESENTATIVES:       Salomon Brothers Inc
                       A.G. Edwards & Sons, Inc.


PURCHASE PRICE AND DESCRIPTION OF THE SECURITIES:

         TITLE: Resetable MAndatory Putable/remarketable Securities ("MAPS(sm)") due June 30, 2038.

         PRINCIPAL AMOUNT:   $75,000,000.

         PURCHASE PRICE:     102.850% of the principal amount thereof.

         INDENTURE:   Indenture, dated as of June 1, 1998, between Michigan
                      Consolidated Gas Company and Citibank, N.A., as trustee.

         DATE OF MATURITY:   June 30, 2038.

         INTEREST RATE:      6.20%.


         INTEREST PAYMENT DATES:   June 30 and December 30.


         REDEMPTION PROVISIONS:    As set forth in The Prospectus under the
                                   caption headed "Description of the Notes-
                                   Redemption."

         AUTHORIZED DENOMINATIONS:   $1,000 and integral multiples thereof.


OTHER PROVISIONS:

         TIME AND DATE OF DELIVERY AND PAYMENT:

                  TIME:    9:00 A.M. (Eastern time)

                  DATE:    June 23, 1998

                  LOCATION:    LeBoeuf, Lamb, Greene & MacRae, L.L.P.
                                   125 West 55th Street
                                   New York, NY 10019-5389

         PLACE OF DELIVERY AND PAYMENT:

                  DELIVERY:    Salomon Brothers Inc
                               c/o The Depository Trust Company
                                       55 Water Street
                                       New York, New York  10041

                  PAYMENT:     Wire Transfer of same day funds.

                                   SCHEDULE II



                                                              Principal Amount
                           Name of Underwriter                of the Securities
                           -------------------                -----------------
Salomon Brothers Inc.......................................      $37,500,000

A.G. Edwards & Sons, Inc. .................................      $37,500,000


Total......................................................      $75,000,000
                                                                 ===========
